January 8, 2004


Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read InterActive Group, Inc.'s statements included under Item 4 of its Form 8-K for January 8, 2004, and we agree with such statements concerning our Firm.

                                   /s/ McGladrey & Pullen, LLP

                                   McGladrey & Pullen, LLP


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